Exhibit 99.1

iSpecimen Inc. Announces Pricing of $5 Million Public Offering of Common Stock and Pre-Funded Warrants

WOBURN, Mass., Aug. 06, 2026 (GLOBE NEWSWIRE) -- iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today the pricing of its public offering of approximately $5 million of the Company’s common stock, and/or pre-funded warrants to purchase shares of common stock at a public offering price of $1.30 per share (or $1.2999 per pre-funded warrant, which is equal to the public offering price per share minus the $0.0001 per share exercise price of each pre-funded warrant). The Company intends to use the proceeds of the offering for repayment of outstanding liabilities, potential acquisitions of assets or investments in businesses, products and technologies and for marketing and advertising services. The remainder of proceeds will be used for working capital purposes.

E.F. Hutton & Co. is acting as the exclusive placement agent in connection with the offering.

The offering is expected to close on August 7, 2026, subject to customary closing conditions. The securities described above are being offered pursuant to the Company’s registration statement on Form S-1 (File No. 333-297001) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2026, and subsequently declared effective by the SEC on July 30, 2026. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov/. Copies of the final prospectus relating to this offering, when available, may be obtained from E.F. Hutton & Co., 745 Fifth Avenue, 34th Floor & PH, New York, NY 10151.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

info@ispecimen.com